SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
and Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
      [     ]    Preliminary Proxy Statement
      [     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [ X ]    Definitive Proxy Statement
      [     ]    Definitive Additional Materials
      [     ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                    Meritage Hospitality Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X  ]   No fee required.

[     ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[     ]     Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MERITAGE HOSPITALITY GROUP INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2004

Dear Shareholder:

        We invite you to attend our Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on May 18, 2004 at the Meritage Hospitality Group Inc. corporate offices, 1971 East Beltline Ave., N.E., Grand Rapids, Michigan. The purposes of this Annual Meeting are:

1.	to elect five directors to serve for a term of one year;

2.	to adopt the 2004 Directors' Share Equity Plan;

3.	to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2004; and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

        At the meeting, you will also hear a report on our operations and have a chance to meet your directors and executives.

        This booklet includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and provides personal information about our directors and officers. Even if you own only a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your Proxy Card promptly in the enclosed envelope.

Dated: March 19, 2004	Very truly yours, /s/Robert E. Schermer, Sr. Robert E. Schermer, Sr. Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525

Telephone: (616) 776-2600

P R O X Y   S T A T E M E N T
Annual Meeting of Shareholders
May 18, 2004

        The Board of Directors of Meritage Hospitality Group Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on May 18, 2004 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is April 9, 2004.

VOTING AT THE ANNUAL MEETING

General

        Shareholders may vote in person or by Proxy. Proxies given may be revoked at any time by filing with Meritage either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, and in the discretion of the named proxies on any other matters voted on at the meeting. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

        As of March 19, 2004, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Meritage had 5,270,673 common shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 19, 2004 will be entitled to vote at the Annual Meeting.

Principal Shareholders

        Other than certain of Meritage's directors and officers as identified in the forthcoming "Directors and Executive Officers" section, no other shareholders are known by the Company to beneficially own 5% or more of the Company's outstanding common shares as of March 19, 2004, except for Peter D. Wierenga who reported beneficial ownership of 271,109 (5.1%) on November 9, 2000. Mr. Wierenga's business address is reported in his Schedule 13D as 3703 S. Division Ave., Grand Rapids, Michigan 49503.

Proposal 1 — Election of Directors

        Meritage’s Bylaws require that the Board of Directors consist of not less than 5 nor more than 15 directors, with the exact number to be established by the Board of Directors. The Board has established the number of directors to be elected at the Annual Meeting at five. The Nominating Committee of the Board of Directors has nominated for reelection as directors the following individuals: James P. Bishop, Joseph L. Maggini, Brian N. McMahon, Robert E. Schermer, Sr., and Robert E. Schermer, Jr.

        All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors. If any nominee should be unable to serve, proxies will be voted for a substitute nominated by the Board of Directors. Nominees receiving the highest number of votes cast for the open positions will be elected.

        The Board recommends a vote FOR the election of each of the nominees for Director.

Proposal 2 – Adoption of the 2004 Directors’ Share Equity Plan

        The Board of Directors believes that option grants to non-employee directors are an effective means of advancing the interests of Meritage and its shareholders by increasing their proprietary interest in the Company, and reinforcing the commonality of interest between Meritage’s shareholders and the non-employee members of the Board. Only 26,000 shares remain available to non-employee directors under the existing 2001 Directors’ Share Option Plan, as amended. Accordingly, on March 15, 2004, the Board adopted, subject to shareholder approval, the 2004 Directors’ Share Equity Plan. The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by the full text of the Plan which is set forth in Appendix A.

      Purposes of Plan

        The purposes of the Plan are to advance the interests of Meritage and its shareholders by increasing the non-employee directors’ proprietary interest in the Company, and reinforcing the commonality of interest between Meritage’s shareholders and its non-employee members of the Board.

      Eligible Directors

        A director who is not also an employee of the Company is an Eligible Director and shall be eligible to receive options under the Plan. Each Eligible Director shall be granted an option for the purchase of 5,000 common shares immediately after the 2004 Annual Shareholders’ Meeting, and an additional option for 5,000 common shares immediately after each subsequent Annual Meeting. Persons who become Eligible Directors after the effective date of the Plan shall be granted an option for 5,000 common shares as a result of their election, and, upon each subsequent Annual Shareholders’ Meeting, another option for 5,000 common shares.

      Option Term and Pricing

        The term of each option shall be ten years from the date of grant. The option purchase price will be the average closing prices reported on the American Stock Exchange (or such other exchange on which the Company’s common shares are then traded) over the preceding five trading days from the date of grant. The closing sale price for Meritage’s common shares on the American Stock Exchange on March 15, 2004 was $4.85 per share.

       Administration

        The Compensation Committee of the Board of Directors shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of option agreements, which need not be uniform.

       Shares Available for Award

        A total of 150,000 Meritage common shares may be issued under the Plan. Common shares which are the subject of any lapsed, expired or terminated options may be made the subject of additional options under the Plan.

      Option Exercise

        Any time following six months from its date of issuance, an option may be exercised as to all or part of the shares covered by the Option, provided payment of the shares being purchased is tendered. Payment must be either in cash or by delivery of Mature Shares of the Company having a fair market value equal to the purchase price on the date of exercise of the option, or by any combination of cash and such Mature Shares. “Mature Shares” are Meritage common shares that an Eligible Director has owned for at least six months. Payment may also be made through a broker-assisted cashless exercise of Stock Options.

      Transferability and Termination of Awards

        No option will be transferable otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. If a holder of an option becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, all options shall automatically terminate as of the date such conflicting relationship was established. In addition, all options shall terminate immediately if such termination is for cause which includes theft or intentional damage to Company property, the use of illegal drugs, the commission of a criminal act, or willful violations of the law or of policies of the Company which prohibit directors from trading common shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public. Upon death or disability, options become exercisable to their full extent and may be exercised for a period of one year after the date of death or disability.

      Amendment and Termination of the Plan

        The Plan may be amended or terminated by the Board, provided that no such action shall impair the rights of a participant without the participant’s consent, and provided that no amendment shall be made without shareholder approval which shall increase the total number of Meritage shares reserved for issuance under the Plan. Unless terminated sooner by the Board, the Plan shall continue in effect until May 18, 2009. All options outstanding, however, shall remain in full force and effect in accordance with and subject to the terms and conditions of the Plan.

      Adjustments to Common Shares or Price

        In the event of any changes in the outstanding common shares by way of a share dividend, split-up, recapitalization, combination or exchange, the number and class of common shares authorized to be the subject of options under this Plan, and the number and class of common shares and option price for each option which is outstanding, shall be correspondingly adjusted by the Committee. The Committee shall also make appropriate adjustment to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders. In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding common shares of the Company are converted into cash, other securities or other property, each outstanding option shall terminate as of a date fixed by the Committee, provided that not less than 20 days’ written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

      Federal Income Tax Consequences

        Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. Upon exercise of an option, the optionee generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. The Company will be entitled to a deduction of the same amount. Upon a disposition of option shares acquired under the Plan, the difference between the sale proceeds and the market value of the shares at the time of exercise will be treated as a capital gain or loss, either long-term or short-term, depending on how long the shares have been held. The Company will not be entitled to a deduction in connection with a disposition of option shares.

        The affirmative vote of the holders of a majority of common shares voting on the matter at the Annual Meeting is required to approve this Plan. Abstentions, but not broker non-votes, shall have the effect of being considered as having voted against the proposal.

        The Board recommends a vote FOR the adoption of the 2004 Directors’ Share Equity Plan. Adoption requires the affirmative vote of a majority of shares voting.

Proposal 3 — Ratification of Appointment of Independent Auditors

        The Audit Committee of the Board of Directors appointed Ernst & Young LLP as Meritage’s independent auditors for the fiscal year ending November 28, 2004. Although not required by law, the Committee is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Audit Committee intends to continue engaging the services of Ernst & Young through fiscal 2004, but would consider selecting another auditing firm for the ensuing year. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given an opportunity to comment if they desire, and to respond to appropriate questions that may be asked by shareholders.

        The Board recommends a vote FOR the ratification of Ernst & Young LLP as Meritage’s independent auditors for the fiscal year ending November 28, 2004.

      Change in Meritage’s Independent Auditors

        In February 2003, Meritage determined, for itself and on behalf of its subsidiaries, to dismiss its independent auditors, Grant Thornton LLP, and to engage Ernst & Young as its new independent auditors. The change in its independent auditors was approved by the Audit Committee of the Board of Directors of the Company on February 13, 2003, and was effective as of that date. Prior to the change, the Audit Committee interviewed Ernst & Young after reviewing a proposal submitted by Ernst & Young. As a result, Ernst & Young conducted the audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended November 30, 2003. Meritage reported the change of independent auditors in a Form 8-K filed with the SEC on February 20, 2003.

        Grant Thornton’s reports on the Company’s consolidated financial statements for the fiscal years ended December 1, 2002, and December 2, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 1, 2002 and December 2, 2001, and through the date of dismissal (the “Relevant Period”), (1) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s consolidated financial statements for such years; and (2) there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K.

        During the Relevant Period, neither the Company nor anyone acting on its behalf, consulted with Ernst & Young regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (2) any matter that was the subject of either a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      Independent Auditors’ Fees

        The aggregate fees billed by the Company’s independent auditors (Ernst & Young during fiscal 2003 and Grant Thornton during fiscal 2002) are summarized below:

	2003	2002
Audit Fees	$60,000	$38,320
Audit Related Fees	5,195	--
Tax Fees	5,600	16,650
All Other Fees	--	--

Total	$70,795	$54,970

The Audit Committee has determined that the provision of the foregoing non-audit services was compatible with maintaining the auditors’ independence.

Other Matters

        Any other matters considered at the Annual Meeting which properly come before the meeting, including adjournment of the meeting, require the affirmative vote of a majority of shares voting.

Voting by Proxy

        All Proxy Cards properly signed will, unless a different choice is indicated, be voted “FOR” election of all nominees for director proposed by the Board of Directors, “FOR” the adoption of the 2004 Directors’ Share Equity Plan, and “FOR” ratification of the selection of independent auditors. If any other matters come before the Annual Meeting or any adjournment thereof, each Proxy will be voted in the discretion of the individual named as proxy.

Shareholder Proposals

        Shareholders who desire to include proposals in the Notice for the 2005 Annual Shareholders’ Meeting must submit the written proposals to Meritage’s Corporate Secretary no later than November 21, 2004. Shareholders who desire to present proposals or board nominations at the 2005 Annual Shareholders’ Meeting must provide written notice to Meritage’s Corporate Secretary no later than March 18, 2005.

        The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meritage’s Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2005 Annual Shareholders’ Meeting, it must be received prior to March 18, 2005. If there is a change in the anticipated date of next year’s Annual Shareholders’ Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

MANAGEMENT

Directors and Executive Officers

        The following is information concerning the current directors and executive officers of the Company as of March 19, 2004:

		Common Shares Beneficially Owned
Name and Age (1)	Position	Amount	Percentage
Robert E. Schermer, Sr. (2)(3)(4) 68	Chairman of the Board of Directors	810,083	15.3%
Robert E. Schermer, Jr. (3)(5)(6) 45	Chief Executive Officer, President and Director	833,597	15.1%
Robert H. Potts (6) 50	Vice President of Real Estate	80,703	1.5%
James R. Saalfeld (6) 36	Vice President, Secretary, Treasurer and General Counsel	113,636	2.1%
James P. Bishop (2) (3)(7)(8)(9) 63	Director	66,009	1.2%
Joseph L. Maggini (2)(7)(8)(9) 64	Director	443,007	8.4%
Brian N. McMahon (2)(7)(8)(9) 51	Director	24,655	*
All Current Directors and Executive Officers as a Group (7 persons)		2,371,690	41.3%

* Less than 1%

(1)	Unless otherwise indicated, the persons named have sole voting and investment power and beneficial ownership of the securities.

(2)	Includes options held by non-employee directors that are presently exercisable, or exercisable within 60 days, pursuant to the 1996 Directors' Share Option Plan and the 2001 Directors' Share Option Plan as follows: for Mr. Schermer, Sr. 25,750 shares, for Mr. Bishop 28,750 shares, for Mr. Maggini 25,750 shares, and for Mr. McMahon 23,750 shares.

(3)	Executive Committee Member.

(4)	Includes 7,000 shares held by Mr. Schermer, Sr.'s wife.

(5)	Includes 7,150 shares held by Mr. Schermer, Jr. as a custodian for his minor child.

(6)	Includes options presently exercisable, or exercisable within 60 days, pursuant to the 1996 Management Equity Incentive Plan and the 2002 Management Equity Incentive Plan as follows: for Mr. Schermer, Jr. 232,522 shares, for Mr. Potts 32,000 shares, and for Mr. Saalfeld 101,359 shares.

(7)	Compensation Committee Member.

(8)	Audit Committee Member.

(9)	Nominating Committee Member.

        Robert E. Schermer, Sr. has been a director of the Company since January 25, 1996. He is currently Senior Vice President and a Managing Director of Robert W. Baird & Co. Incorporated, an investment banking and securities brokerage firm headquartered in Milwaukee, Wisconsin. Mr. Schermer has held this position for more than five years. He is the father of Robert E. Schermer, Jr.

        Robert E. Schermer, Jr. has been a director of the Company since January 25, 1996. He has been Chief Executive Officer of the Company since October 6, 1998. Mr. Schermer also served as President of the Company from October 1998 until October 2000, and again since February 2004.

        Robert H. Potts has been Vice President of Real Estate for the Company since March 5, 2001. From 1989 to 2001, Mr. Potts was with Meijer Inc., a multi-billion dollar supermarket and general merchandise retailer, where he held the position of Senior Counsel. Mr. Potts is a licensed member of the Michigan Bar.

        James R. Saalfeld has been Vice President, Secretary and General Counsel of the Company since March 20, 1996. Mr. Saalfeld has been Treasurer of the Company since June 2002. From 1992 until 1996, Mr. Saalfeld was with Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan. Mr. Saalfeld is a licensed member of the Michigan Bar.

        James P. Bishop has been a director of the Company since July 16, 1998. He is a CPA and the President and majority owner of the Bishop, Gasperini & Flipse, P.C. accounting firm in Kalamazoo, Michigan, where he has worked since 1973. Mr. Bishop was appointed by Michigan’s Governor to the Administrative Committee on Public Accountancy in 1993.

        Joseph L. Maggini has been a director of the Company since January 25, 1996. Since founding the company in 1974, Mr. Maggini has served as President and Chairman of the Board of Magic Steel Corporation, a steel service center located in Grand Rapids, Michigan.

        Brian N. McMahon has been a director of the Company since August 21, 2003. Mr. McMahon has been a partner with the law firm of Shumaker, Loop & Kendrick, LLP since 1995. Previously, he was General Counsel for Checkers Drive-In Restaurants, Inc., and served as Senior Legal Counsel for Wendy’s International, Inc.

Corporate Governance

      Board of Directors

        Meritage is a Michigan corporation and, as such, is governed by the corporate laws of the State of Michigan. Since its common stock is publicly traded on the American Stock Exchange, it files reports with the Securities and Exchange Commission, and is subject to NASD rules as well as various provisions of federal securities laws as recently changed by the Sarbanes-Oxley Act of 2002. Governance is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Meritage on your behalf. During fiscal 2003, the Board of Directors met seven times and took action in writing on two occasions. Meritage expects all of its directors to attend shareholder, board and committee meetings on which they serve. In fiscal 2003, each incumbent director attended all such meetings. Shareholders may communicate with the full Board or individual directors on matters concerning Meritage by mail, in care of the Corporate Secretary.

      Executive Committee

        The Executive Committee possesses, and may exercise, all of the powers of the Board of Directors in the management and control of the business of Meritage to the extent permitted by law. During fiscal 2003, the Executive Committee was comprised of Messrs. Schermer, Sr. (Chairman), Riley and Schermer, Jr. Mr. Bishop replaced Mr. Riley in February 2004 following Mr. Riley’s resignation from the Board. The Executive Committee did not take any action during fiscal 2003.

      Audit Committee

        The Audit Committee is responsible for appointing, approving the compensation of, and overseeing our independent auditors. The Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement. The full responsibilities of the Committee are set forth in the Charter. In fiscal 2003, the Audit Committee was comprised of Messrs. Ruyan, Bishop and Maggini through July of 2003 when Mr. Ruyan resigned from the Board, and Messrs. Bishop, Maggini and McMahon from August 2003 and through the remainder of the fiscal year. Mr. Ruyan served as the Chairman of the Committee through May 2003, and Mr. Bishop has served as Chairman since that time. Throughout fiscal 2003, the Committee was composed of outside directors who met all applicable standards for independence, and who are financially literate and able to read and understand fundamental financial statements. James P. Bishop was designated as the Audit Committee financial expert consistent with the applicable standards. The Audit Committee met five times during fiscal 2003 and took action in writing on five occasions. At a meeting in December 2003, the Board of Directors adopted the Charter attached to this Proxy Statement and a Code of Ethics. The Charter replaced the previous charter that had been adopted in December 2001. A copy of the Code of Ethics will be sent, without charge, upon request to the Meritage’s Corporate Secretary.

        The Audit Committee approves the terms of the annual engagement letter with the Company’s independent auditors. That letter describes the designated audit services provided by the independent auditors. Pursuant to a policy adopted by the Committee, any additional services (audit or permissible non-audit services) to be performed by the independent auditors must first be pre-approved by the Committee. Such additional services are commenced once pre-approval is obtained from the Committee pursuant to the procedures set forth in the policy. This includes submitting the additional services to a designated member of the Committee to grant authority, provided that such authorization is then reported to the entire Committee at its next regularly scheduled meeting. In fiscal 2003, the Committee as a whole pre-approved all additional services and did not seek authorization from the designated member.

        The Committee has submitted the following report to shareholders:

Report of the Audit Committee

        In accordance with its written Charter, the Audit Committee assists the Board in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of Meritage. The Charter, which is attached to this Proxy Statement, fully outlines the responsibilities and activities of the Committee. The Audit Committee reviews this Charter on an annual basis. The Board annually reviews the applicable standards for independence that the Audit Committee is required to meet, and has determined that each member of the Audit Committee meets those standards.

        Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, Meritage’s independent auditors for fiscal 2003 (the “Auditor”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        At its meeting in September 2003, the Committee met with the Auditor and management to review the scope, planning and staffing of the 2003 audit, and authorized the audit to be conducted. At its meeting in February 2004, the Committee (i) reviewed and discussed the results of the 2003 audit, along with the fiscal year-end audited financial statements, with the Company’s management and the Auditor, (ii) discussed with the Auditor the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) received written confirmation from the Auditor that it is independent and written disclosures regarding such independence as required by Independence Standards No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the Auditor the Auditor’s independence.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003.

Audit Committee of the Board of Directors /s/James P. Bishop, Chairman Joseph L. Maggini Brian N. McMahon*

* Mr. McMahon did not join the Audit Committee until August 2003, and therefore did not participate in the actions of the Committee prior to that time.

      Compensation Committee

        The Compensation Committee (i) establishes Meritage’s general compensation policies, (ii) establishes the compensation and incentive awards for management, and (iii) administers the Company’s compensation and equity incentive plans. The Committee was comprised of Messrs. Maggini (Chairman), Bishop and Ruyan through July 2003. Mr. McMahon replaced Mr. Ruyan in August 2003 following Mr. Ruyan’s resignation from the Board. All members of the Compensation Committee met the applicable standards for independence. The Compensation Committee met once and took action in writing on one occasion in fiscal 2003.

        The Committee has submitted the following report to shareholders:

Report of the Compensation Committee

        The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus ranges, making bonus awards and granting stock options on an annual basis. The Committee believes it is important to provide competitive levels of compensation that will enable the Company to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, in order to better align the interests of management with the shareholders of the Company.

        At a meeting held on December 17, 2002, the Committee established fiscal 2003 base salaries for the Company’s officers by subjectively evaluating each officer’s (i) performance, (ii) level of responsibility, (iii) potential for continued employment, (iv) duties for the upcoming fiscal year, and (v) contribution in conjunction with the Company’s accomplishments during the past year. The Committee took into account the recommendations of the Chief Executive Officer and the President in establishing the salaries for officers other than themselves. The Committee determined the Chief Executive Officer’s and the President’s salary separately and without their participation, but followed the same evaluation procedure as with the other officers. Based on an assessment of the foregoing factors and the then current financial condition of the Company, no changes were made to the 2003 base salaries. Details of the 2003 salaries are reflected in the Summary Compensation Table. There was no other qualitative or quantitative measurement against the performance of Meritage utilized in making the determination regarding salary raises.

        The Committee also approved an executive performance incentive package for fiscal 2003 that objectively linked the officers’ bonus awards to the Company’s actual financial performance. Under this package, incentive awards were based on a comparison of the Company’s earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) with the Company’s financial forecast approved at the beginning of the fiscal year. If designated EBITDA levels were achieved, the amount of each incentive award was determined by multiplying each officer’s base compensation by percentages keyed to designated EBITDA levels. At a meeting held on December 19, 2003, the Committee determined that the EBITDA targets contained in the package were achieved and awarded bonuses under the package which are reflected in the bonus column of the Summary Compensation Table.

        During fiscal 2003, the Committee also approved option grants as reflected in the Option Grants Table as a continuing incentive to meet the Company’s objectives.

        All salaries and cash bonuses were fully deductible by the Company for federal income tax purposes for 2003.

Compensation Committee of the Board of Directors /s/Joseph L. Maggini, Chairman James P. Bishop Brian N. McMahon*

* Mr. McMahon did not join the Compensation Committee until August 2003, and therefore did not participate in the actions of the Committee prior to that time.

      Nominating Committee

        Meritage’s Board of Directors formed a Nominating Committee on February 19, 2004 consisting of Messrs. McMahon (Chairman), Bishop and Maggini, all of whom meet the applicable standards for independence. The Nominating Committee is responsible for identifying nominees for the annual election of directors to the Board, and for recommending nominees in the event of Board vacancies and to comprise the Board’s various committees. The Nominating Committee met on March 9, 2004, and nominated the current directors for reelection. The Board of Directors established a Charter for the Nominating Committee, a copy of which is attached to this Proxy Statement. The Committee will evaluate and consider candidates recommended by directors, officers and shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Committee Chairman, in care of the Company’s Corporate Secretary, at the address listed at the end of this Proxy Statement. A recommendation should include relevant information concerning the qualifications of the person recommended. The Committee will evaluate these recommendations in the same manner as any others received.

      Director Compensation

        Non-employee directors receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $1,000 for each committee meeting attended. The committee meeting fee is reduced by 50% if the committee meeting is held on the same day as a Board meeting. Compensation is paid quarterly in arrears in, at the election of each director, cash or Company common shares which are priced at the average fair market value during the five trading days prior to the end of the fiscal quarter. In addition, in February 2004 the Board authorized additional quarterly compensation of $1,500 cash for the members of the Audit Committee.

        Each non-employee director is also granted an option to purchase 5,000 common shares upon initial election to the Board, and another option to purchase 5,000 shares upon each subsequent election. The exercise price is the last closing sale price reported on the date of grant. A director who is also an employee of Meritage is not separately compensated for serving as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons owning more than ten percent of the Company’s common shares to file reports of ownership with the SEC and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 2003 all filing requirements were met except for Mr. Schermer, Sr. who untimely reported a purchase of 2,000 common shares by his wife.

Executive Compensation

        The following table sets forth information regarding compensation paid by Meritage to its Chief Executive Officer and executive officers earning in excess of $100,000 in fiscal 2003:

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION
Name and Principal Position	Fiscal Year	Salary		(1) Bonus		Securities Underlying Options	Other Annual Compensation
Robert E. Schermer, Jr	2003	$171,000	(2)	$46,743	(3)	25,000	--
Chief Executive Officer	2002	$172,000	(2)	$39,715		71,631	--
	2001	$150,500	(2)	$34,848		90,000	--

Robert E. Riley	2003	$165,734	(2)	$46,743	(3)	25,000	--
President(4)	2002	$164,731	(2)	$39,715		71,631	--
	2001	$145,000		$34,848		190,000	--

James R. Saalfeld	2003	$112,350		$33,020	(3)	20,000	--
Vice President, General	2002	$113,096		$25,860		54,018	--
Counsel, Secretary & Treasurer	2001	$107,125		$22,616		27,500	--

Robert H. Potts	2003	$112,350		$33,520	(3)	20,000	--
Vice President of Real Estate	2002	$112,346		$25,860		22,000	--
	2001	$74,136	(5)	$17,366	(5)	15,000	--

(1)	Includes bonuses earned during the fiscal year but paid in the next fiscal year.
(2)	Also received an annual automobile allowance.
(3)	Includes a $1,000 medical enhancement payment under Meritage’s new medical self-insurance plan.
(4)	Mr. Riley, who served as President throughout fiscal 2003, resigned in January 2004.
(5)	Reflects salary and bonus for partial year of employment.

      Stock Options

        The following tables contain information concerning the grant of stock options to the executives identified in the Summary Compensation Table and the potential appreciation of such options:

OPTION GRANTS IN FISCAL 2003

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2002	Exercise Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%
Robert E. Schermer, Jr	25,000	21.7%	$4.95	12/17/12	$77,839	$197,258
Robert E. Riley	25,000	21.7%	$4.95	12/17/12	$77,839	$197,258
James R. Saalfeld	20,000	17.4%	$4.95	12/17/12	$62,271	$157,806
Robert H. Potts	20,000	17.4%	$4.95	12/17/12	$62,271	$157,806

FISCAL 2003 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Robert E. Schermer, Jr	--	--	221,522/80,314	$386,269/$90,471
Robert E. Riley	--	--	181,501/105,130	$343,796/$150,191
James R. Saalfeld	--	--	97,721/41,438	$139,924/$21,745
Robert H. Potts	--	--	27,250/29,750	$37,538/$17,363

      Securities Authorized for Issuance Under Equity Compensation Plans

        The following is information as of March 19, 2004:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1996 Management Equity Incentive Plan	695,275	$2.68	2,504
1996 Directors' Share Option Plan (1)	62,000	$5.31	0
2002 Management Equity Incentive Plan	673,770	$4.98	76,270

Equity compensation plans not approved by security holders:
1999 Directors' Compensation Plan	(2)	(2)	(2)
2001 Directors' Share Option Plan (3)	92,000	$4.69	26,000

Total	1,523,005	$3.93	104,774

(1)	The 1996 Directors’ Share Option Plan terminated in April 2001. Certain options granted under the Plan remain outstanding.
(2)	The 1999 Directors’ Compensation Plan, as amended, was adopted by the Board of Directors in February 1999. Pursuant to the Plan, all non-employee directors receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $1,000 for each committee meeting attended. The committee fees are reduced by 50% if the committee meeting is held on the same day as a Board meeting. Compensation is paid quarterly in arrears. At the election of the director, compensation is paid in cash or with Company common shares which are priced at the average fair market value during the five trading days prior to the end of the fiscal quarter. The Plan will terminate pursuant to its terms on November 30, 2008.
(3)	The 2001 Directors’ Share Option Plan, as amended, was adopted by the Board of Directors in May 2001. The Plan provides for 120,000 common shares to be the subject of options which may be granted to non-employee directors. Under the Plan, non-employee directors are granted an option to purchase 5,000 common shares upon initial election to the Board, and another option to purchase 5,000 common shares upon each subsequent election. The committee administering the Plan may also, from time to time, grant additional options on such terms and conditions as the committee may determine. The Plan will terminate pursuant to its terms on May 15, 2006.

Corporate Performance Graph

        The following graph demonstrates the yearly percentage change in Meritage’s cumulative total shareholder return on its common shares (as measured by dividing the difference between Meritage’s share price at the beginning and end of the periods presented by the share price at the beginning of the periods presented) from November 30, 1998 through November 30, 2003, with the cumulative total return on the Russell 2000 Index and a Peer Group Index. The comparison assumes $100 was invested on November 30, 1998 in Meritage’s common shares and in each of the indexes presented.

        The Peer Group members include Back Yard Burgers Inc., Boston Restaurants Assocs. Inc., Chicago Pizza and Brewery Inc., Family Steak Houses of Florida Inc., Flanigans Enterprises Inc., Grill Concepts Inc. and Morgans Foods Inc.

Certain Relationships and Related Transactions

        On February 9, 2001, Meritage completed the sale of 762,500 unregistered common shares at $2.1556 per share in a private placement. The proceeds of the placement were used for the continued development of its Wendy’s operations. Mr. Schermer, Jr., the Company’s CEO, purchased 250,000 common shares in the private placement. In March 2002, Meritage provided a guaranty to the financial institution that advanced funds to Mr. Schermer to purchase the 250,000 shares. The Board determined that the transaction was beneficial and fair to Meritage for several reasons including the fact that Mr. Schemer had personally guaranteed over $4.2 million of Meritage’s long-term indebtedness. To date, no modifications or renewals of the guaranty have occurred.

        In December 2003, the Company completed a private equity offering of Units and Series B Convertible Preferred Shares (the “Preferred Shares”). Each Unit was priced at $6.00 and consists of one common share and warrants to purchase one common share. The warrants are divided into one-half each of a Class A Warrant to purchase one common share at a price of $6.00 per share expiring six years from the date of issuance, and a Class B Warrant to purchase one common share at a price of $9.00 per share expiring nine years from the date of issuance. The Preferred Shares were priced at $10.00 each, and are convertible into common shares at any time beginning on the first anniversary of the date of issuance at a conversion price of $5.57 per common share, taking each Preferred Share at its liquidation value of $10.00 per Preferred Share. The Preferred Shares have an annual dividend rate of $.80 per share. A total of $7.5 million was raised from 35 purchasers in the private equity offering. Pursuant to this offering, on December 22, 2003, Joseph L. Maggini, a member of the Board of Directors, purchased 166,666 Units (i.e., 166,666 Meritage common shares, and warrants to purchase an additional 166,666 Meritage common shares), and 100,000 Preferred Shares. On the same day, a limited liability company of which Robert E. Schermer, Jr. (the Company’s CEO and a director) is a 40% owner, purchased 250,000 Units (i.e., 250,000 Meritage common shares, and warrants to purchase an additional 250,000 Meritage common shares), and a limited liability company of which Mr. Schermer is a 50% owner purchased 100,000 Preferred Shares. The Board obtained a valuation analysis, and a special committee of disinterested independent directors obtained a fairness opinion, regarding aspects of the private offering.

        In December 2003, the Company purchased all of Mr. Riley’s and his spouse’s outstanding Meritage common shares (500,200 shares) at a price of $4.90 per share pursuant to a stock redemption agreement approved by the Board of Directors. Under the agreement, the Company received other considerations from Mr. Riley. Funds from the private offering described above were used to purchase the Riley shares. Pursuant to the agreement, on January 16, 2004, Mr. Riley resigned as an officer and director of the Company, but will continue to work for the Company in other capacities.

        In January 2004, pursuant to a purchase and sale agreement, Mr. Schermer, Jr. purchased from the Company a 19% interest in a real estate investment company that is the landlord of one of the Company’s Wendy’s restaurants. The purchase price was $190,000. Pursuant to the agreement, as authorized by a special committee of disinterested independent directors, Mr. Schermer obtained a discharge of a $535,000 guaranty that the Company previously provided to secure the investment company’s indebtedness. A fairness opinion was obtained by the disinterested independent directors in connection with this transaction. Due to Mr. Schermer’s purchase of the 19% interest, all of the Company’s future payments under the lease dated March 23, 2000 (i.e., total rent payments of approximately $9,500 per month) will be to an entity that is owned, in part, by a related party.

Other Matters

        Meritage is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice. If you have questions or need more information about the Annual Meeting, please write or call:

James R. Saalfeld, Corporate Secretary
Meritage Hospitality Group Inc.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(616) 776-2600

        For more information about your record holdings, you may contact LaSalle Bank Shareholder Services at (800) 246-5761.

March 19, 2004	By Order of the Board of Directors, /s/James R. Saalfeld James R. Saalfeld Vice President & Corporate Secretary

APPENDIX A

MERITAGE HOSPITALITY GROUP INC.
2004 DIRECTORS’ SHARE EQUITY PLAN

        The purpose of this 2004 Directors’ Share Equity Plan is to advance the interests of Meritage Hospitality Group Inc. and its shareholders by providing the non-employee members of the Company’s Board of Directors with the ability to increase their proprietary interest in the Company with grants of options to purchase common shares as set forth herein. The Company anticipates this will reinforce the commonality of interest between Meritage’s shareholders and the non-employee members of the Board of Directors.

    1.        Effective Date of the Plan. This Plan shall become effective on the date of its adoption by shareholders (i.e., May 18, 2004). Effective on that date, it replaces the 2001 Directors’ Share Option Plan, as amended.

    2.         Eligible Directors. An Eligible Director is each director of the Company who is not also an employee of the Company.

    3.        Shares Subject to the Plan. The shares to be issued to Eligible Directors directly and upon the exercise of the options granted shall be common shares, $.01 par value, of the Company. Either treasury or authorized and unissued common shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common shares which are the subject of any lapsed, expired or terminated options may be made the subject of additional options under the Plan.

        Subject to the provisions of Section 5 hereof, the aggregate number of common shares which may be subjected to options or directly issued to Eligible Directors under this Plan shall be 150,000 common shares.

    4.        Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors. Subject to the express provisions of this Plan, the Committee shall have the authority to establish the terms and conditions of option agreements and stock issuances. Such agreements need not be uniform.

    5.        Adjustments to Common Shares and Option Price.

5.1 In the event of changes in the outstanding common shares of the Company as a result of share dividends, split-ups, recapitalizations, combinations or exchanges, the number and class of common shares authorized pursuant to this Plan and the number and class of common shares and option price for each option which is outstanding under this Plan shall be correspondingly adjusted by the Committee.

5.2 The Committee shall make appropriate adjustments in the price of outstanding options to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

5.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding common shares of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the

i

Committee, provided that no less than 20 days’ written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

    6.        Grant of Options. Effective at the 2004 Annual Shareholders’ Meeting, and at each subsequent Annual Shareholders’ Meeting thereafter, each Eligible Director shall be granted an option for the purchase of 5,000 common shares. Persons who become Eligible Directors after the effective date of the Plan shall be granted an option for 5,000 common shares as a result of their election, whether by shareholders or directors, and shall thereafter be eligible to receive the standard grant provided at subsequent Annual Shareholders’ Meetings. All grants shall be made on the date of the event giving rise to the option. Such grants shall continue until the number of the shares provided for in Section 3 are exhausted. Subject to the terms and conditions of the Plan, the Compensation Committee may, from time to time, grant additional options to Eligible Directors on such terms and conditions as the Committee may determine.

    7.        Option Exercise Price. The purchase price of common shares which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the average closing prices on the American Stock Exchange, or such other exchange or trading system on which the Company’s common shares are then trading, over the preceding five trading days from the date of grant.

    8.        Period of Option. The term of each option shall be ten years from the date of grant.

    9.        Exercise of Option. At any time following six months from its date of issue, an option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Corporate Secretary, accompanied by payment of the option price in full for shares being purchased. The payment of the option price shall be either in cash or by delivery of Mature Shares of the Company having a fair market value equal to the purchase price on the date of exercise of the option, or by any combination of cash and such Mature Shares. “Mature Shares” are defined as Company common shares that an Eligible Director has owned for at least six months. Payment may also be made through a broker-assisted cashless exercise of Stock Options.

    10.        Nontransferability of Options. An option is not transferable by an Eligible Director to whom granted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”), or Title 1 of the Employee Retirement Income Security Act, as amended.

    11.        Death or Disability of an Optionee. If an optionee shall cease to be an Eligible Director on account of disability or death, an option theretofore granted to such Eligible Director may be exercised by the optionee or, in the case of death, by the legal representative of the estate of the deceased option holder or by the person or persons to whom such Eligible Director’s rights under the option shall pass by will or the laws of descent and distribution, at any time within one year from the date the optionee died or was disabled, but only to the extent the option holder was entitled to exercise the option at the date of death or disability, and only during the relevant option period. “Disability” shall have the meaning ascribed to it in Section 105(d)(4) of the Code.

     12.        Rights as a Shareholder. The holder of an option shall not have any of the rights of a shareholder of the Company with respect to the shares subject to an option until a certificate or certificates for such shares shall have been issued upon the exercise of the option.

ii

    13.        Amendment and Termination.

13.1 The Plan shall terminate five years after its effective date and thereafter no issuances of options or common shares shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to the terms and conditions of the Plan. The Board of Directors of the Company at any time prior to that date may terminate the Plan or make such amendments to it as the Board of Directors shall deem advisable subject to rules of the American Stock exchange or such other exchange or trading system on which the Company’s common shares are trading. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate the option or materially and adversely affect the rights under the option. No amendment shall, without shareholder approval, increase the number of shares available under the Plan.

13.2 This Plan may not be amended more than once every six months other than to conform to changes in the Code, the Employee Retirement Income Security Act, as amended, or the rules thereunder.

    14.        Automatic Termination of Option. Notwithstanding anything contained herein to the contrary:

14.1 If at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established regardless of whether such option is exercisable in whole or in part at such time.

14.2 An option shall terminate immediately if such termination is for cause. Cause is defined as including, but not limited to, theft or intentional damage to Company property, the use of illegal drugs, the commission of a criminal act, or willful violations of the law or of policies of the Company which prohibit directors from trading common shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

iii

APPENDIX B

MERITAGE HOSPITALITY GROUP INC.
AUDIT COMMITTEE CHARTER

Section 1 — Purpose

        The Audit Committee of Meritage Hospitality Group Inc. (“Meritage” or “the Company”) is appointed by the Board of Directors of Meritage. The Committee’s primary function is to assist Meritage in maintaining the integrity of its financial statements and to assist Meritage in providing full and fair disclosure of the financial aspects of its operations. This function applies to (i) the Company’s financial reports, financial press releases, filings with the Securities and Exchange Commission, and other financial information provided by the Company to the SEC or the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and foster adherence to, Meritage’s policies, procedures and practices at all levels.

      The Committee shall:

1.	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.	Review and appraise the audit efforts of the Company’s independent auditors.

3.	Provide an open avenue of communication among the independent auditors, the Company’s financial and senior management, and the Board.

        The Committee is authorized to employ, at the Company’s expense, any outside experts, legal counsel, accountants or other personnel deemed by the Committee in its collective judgment to be reasonably necessary, and in the best interest of Meritage and its shareholders, to enable the Committee to fulfill its responsibilities.

        While the Committee has the responsibilities and authority set forth herein, it is not the duty of the Committee to plan or conduct audits, or to determine if the Company’s financial statements and disclosures are complete and accurate, and prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Section 2 — Composition

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and financial literacy requirements prescribed by the trading systems/exchanges on which Meritage may list its securities, and Section 10A of the Securities Exchange Act. At least one member of the Committee shall be an audit committee financial expert as defined under SEC rules promulgated pursuant to §407 of the Sarbanes-Oxley Act of 2002. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the Board, the members of the Committee shall designate a Chair.

i

Section 3 — Meetings

        The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Company’s chief financial officer, the Company’s chief legal counsel and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these individuals or groups believe should be discussed independently. In addition to or as part of the meetings noted above, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financial statements. The Committee shall maintain minutes of its meetings and activities.

Section 4 – Responsibilities

        The following functions are the responsibilities and common recurring activities of the Committee in carrying out its oversight functions:

A.    Documents and Reports

1.	Review and assess the adequacy of this Charter annually and, if appropriate, recommend changes to the Board.

2.	Review the Company’s annual and quarterly financial statements, financial press releases, and any material reports or other material financial information submitted to the SEC. This information should be sent to the Committee at least 24 hours before release.

B.   Independent Auditors

3.	Appoint and oversee the independent auditors who shall audit the Company’s financial statements, compensate them and approve their fees, and consider their independence and effectiveness. On an annual basis, the Committee shall ensure the receipt from the independent auditors of their formal written statement delineating all relationships between them and the Company.

4.	Evaluate the performance of the independent auditors and, as necessary, discharge the independent auditors when circumstances warrant.

5.	Review the most recent report of the Public Company Accounting Oversight Board regarding its examination of the Company’s independent auditors.

6.	Ensure that the lead audit partner and the independent review partner are rotated off of the annual audit at least every five years with a five year cooling off period.

7.	Ensure that the Company is complying with its Policy Regarding the Approval of Audit and Permissible Non-Audit Services.

8.	Prior to commencement of the annual audit, meet with the independent auditors and the appropriate Company financial staff to review and plan the scope and staffing of the annual audit.

9.	At least annually, consult with the independent auditors out of the presence of management about internal controls, the completeness and accuracy of the Company’s financial statements, and the adequacy/capability of the financial staff given the business and any changes in operations.

10.	Consider and review with the independent auditors the adequacy of the Company’s internal controls, and report related findings and recommendations of the independent auditors together with management’s responses.

11.	Discuss with the independent auditors any major risk areas, critical accounting policies employed by the Company to address those risk areas, and any preferred accounting policies that differ from those being employed by the Company.

12.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002.

13.	Resolve any disagreements between management and the independent auditors in connection with the preparation of the financial statements.

14.	Review with the independent auditors and management the extent to which changes or improvement in financial or accounting practices that have been approved by the Committee have been implemented. This review should be conducted at an appropriate time after implementation of changes or improvements, as determined by the Committee.

C.   Financial Reporting

15.	Advise the Company’s financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting developments.

16.	Consider and approve, if appropriate, changes to the Company’s critical accounting policies and practices as suggested by the independent auditors or financial management.

17.	Have management and the independent auditors report to the Committee regarding any significant judgments made in connection with management’s preparation of the financial statements, and review each as to appropriateness of such judgments.

18.	Recommend whether the audited financial statements should be included in the Annual Report on Form 10-K for submission to the SEC.

19.	Prepare the Audit Committee Report to be transmitted to the shareholders through the Company’s annual proxy statement.

20.	Review the process utilized by management in presenting certifications regarding the financial statements to the SEC.

D.   Other

21.	Periodically review and, as appropriate, recommend changes to Meritage’s Code of Ethics and Stock Trading Policy.

22.	Review systems management put into place to ensure that the Company’s financial statements, reports and other financial information that are disseminated to governmental organizations or the public satisfy legal requirements.

23.	Establish and maintain an employee complaint procedure for the receipt, retention and treatment of complaints received by the Company’s employees regarding accounting, internal accounting controls and auditing matters, and for the confidential, anonymous submission by employees of possible questionable accounting or auditing matters.

24.	Review activities, organizational structure, and qualifications of any internal audit efforts.

25.	Review with the Company’s legal counsel any legal or regulatory matters that could have a significant impact on the Company’s financial statements, and any material reports or inquiries received from regulators or governmental agencies.

26.	Review and approve all related-party transactions.

27.	As appropriate, review policies and procedures with respect to officers’ expense accounts and perquisites including their use of corporate assets.

Perform any other activities consistent with this Charter, the Company’s By-laws, and the governing law as the Committee or the Board deems necessary or appropriate to assure that the interests of the Company are adequately protected.

APPENDIX C

MERITAGE HOSPITALITY GROUP INC.
NOMINATING COMMITTEE CHARTER

        This Charter has been adopted by the Board of Directors of Meritage Hospitality Group Inc. and may be modified by the Board of Directors from time to time. The Committee shall consist of a minimum of three directors who shall be appointed and/or removed by the Board of Directors. All members of the Committee shall be independent directors and shall satisfy standards of independence prescribed by the American Stock Exchange or such other exchange on which our common shares are listed. If necessary or advisable, the Committee is authorized to engage advisors, consultants and search firms in connection with the performance of its duties.

        The following are the purposes, duties and responsibilities of the Committee:

    1.        To identify qualified nominees for the Board of Directors, and to determine the particular nominees who will be nominated by the Company for annual election to the Board. If there is a vacancy in any director’s seat, whether through an increase in the size of the Board, resignation or otherwise, the Committee shall recommend to the Board a nominee to fill such vacancy.

    2.        In nominating or recommending individuals as directors, the Committee shall take into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and needs of the Board as its function relates to the business of the Company.

    3.        The Committee shall consider candidates proposed by Board members, management, the Company’s shareholders, and its own members.

    4.        To identify Board members qualified to fill vacancies on Committees of the Board, and to recommend such members to the Board, taking into account (a) the requirements of the American Stock Exchange or such other exchange on which Meritage’s common shares are listed, (b) federal and state law, (c) the suitability of persons for particular Committee assignments, and (d) any other factors deemed appropriate by the Committee.

    5.        To recommend or enact policies and procedures necessary or advisable with respect to any of the above-referenced duties and responsibilities.

i

MERITAGE HOSPITALITY GROUP INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints ROBERT E. SCHERMER, JR. and JAMES R. SAALFELD, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meritage Hospitality Group Inc. to be held on Tuesday, May 18, 2004 at 9:00 a.m. Eastern Time at the Meritage corporate offices, 1971 East Beltline Ave., N.E., Suite 200, Grand Rapids, Michigan, or any adjournment of such Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

          1.        Authority to elect as directors the five nominees listed below.

FOR __________	WITHHOLD AUTHORITY __________

                JAMES P. BISHOP, JOSEPH L. MAGGINI, BRIAN N. McMAHON, ROBERT E. SCHERMER, SR.
                AND ROBERT E. SCHERMER, JR.

                  WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD:

          2.        Adoption of the 2004 Directors’ Share Equity Plan.

FOR __________	AGAINST __________	ABSTAIN __________

          3.        Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending November 28, 2004.

FOR __________	AGAINST __________	ABSTAIN __________

                    THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

        (This proxy is continued and is to be signed on the reverse side)

Date _______________________, 2004

_______________________________

_______________________________
(Important: Please sign exactly as name
appears hereon indicating, where proper,
official position or representative capacity.
In the case of joint holders, all should sign.)

This Proxy is Solicited on Behalf of the Board of Directors